Exhibit 99

INVESTOR CONTACT:                                                                                MEDIA CONTACT:
Tom Paulson                                                                                                   Kathryn Lovik
Vice President and Chief Financial Officer                                                 Director, Communications
763-540-1204                                                                                                     763-540-1212

Tennant Company Appoints New Board Member

Azita Arvani, Head of Partnering and Alliances at Nokia Siemens Networks,
Joins Tennant Company Board of Directors

MINNEAPOLIS, Oct. 1, 2012—Tennant Company (NYSE: TNC), a world leader in designing, manufacturing and marketing solutions that help create a cleaner, safer, healthier world, announced the appointment of Azita Arvani to its Board of Directors. As Head of Partnering and Alliances at Nokia Siemens Networks, Ms. Arvani leads a team responsible for strategic and global partnerships that form the basis of Nokia Siemens’s collaborative innovations. Prior to the recent assignment, Ms. Arvani was Head of Innovation Strategy at Nokia Siemens Networks where she defined the mission for its Innovation Center in Silicon Valley and the Innovation team, developing and implementing agile strategies for identifying and commercializing innovations with a focus on rapid experimentation, partnerships and fast time to market.

"Azita Arvani brings to the Tennant Board of Directors extensive experience in disruptive technologies. As a consultant and executive leader, Azita has helped a diverse set of companies develop and commercialize game-changing technologies,” said Chris Killingstad, president and chief executive officer of Tennant Company. “We are confident her insights will be of significant value as we evolve our Orbio water-based and other sustainable cleaning technologies and continue to change and enhance the way the world cleans,” Killingstad said.

Ms. Arvani was formerly the principal and founder of Arvani Group Strategy Consulting, where she worked in close collaboration with global companies and investors within mobile and wireless markets. Representative clients included:  DOCOMO (leading global mobile carrier); Xerox; PalmSource/Access; Casio; Shamrock Holdings; FBR Capital Markets; Swedish Trade Council; and many new multimedia and technology ventures. Prior to creating her own consulting group, Ms. Arvani led strategy and business development for ActiveSky, a pioneer in developing interactive-rich media technologies for mobile applications, and has also previously held senior positions with Xerox Corporation, including director of corporate business strategy both at Xerox’s Palo Alto Research Center (PARC) and at company headquarters.

Ms. Arvani holds an MS in Management from Stanford University (Sloan Fellow), an MS in Computer Science from the University of Southern California and a BS in Math/Computer Science from UCLA.

Ms. Arvani joins nine other Directors on the Tennant Board, including:  William F. Austen, Vice President of Operations at Bemis Company; Carol S. Eicher, Business President for Dow Coating Materials and Dow Building & Construction at Dow Chemical Company; James T. Hale, Corporate Governance Consultant and retired Executive Vice President, General Counsel and Corporate Secretary for Target Corporation; H. Chris Killingstad, President and Chief Executive Officer at Tennant Company; David Mathieson, Executive Vice President and Chief Financial Officer for Comverge, Inc.; Donal L. Mulligan, Executive Vice President and Chief Financial Officer for General Mills, Inc.; Stephen G. Shank, Retired Chief Executive Officer and Chair of the Board for Capella Education Company; Steven A. Sonnenberg, Executive Vice President, Emerson Electric Company and President, Emerson Process Management; and David S. Wichmann, President, Operations/Technology, and Chief Financial Officer for UnitedHealth Group Inc.

Company Profile

Minneapolis-based Tennant Company (NYSE: TNC) is a world leader in designing, manufacturing and marketing solutions that help create a cleaner, safer, healthier world. Its products include equipment for maintaining surfaces in industrial, commercial and outdoor environments; chemical-free and other sustainable cleaning technologies; and coatings for protecting, repairing and upgrading floors. Tennant's global field service network is the most extensive in the industry. Tennant has manufacturing operations in Minneapolis, Minn.; Holland, Mich.; Louisville, Ky; Uden, The Netherlands; the United Kingdom; São Paulo, Brazil; and Shanghai, China; and sells products directly in 15 countries and through distributors in more than 80 countries. For more information, visit http://www.tennantco.com.

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